EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-93225) of Unocal Corporation of our report, dated June 24, 2005, relating to the financial statements of the Unocal Savings Plan, which appears in this Form 11-K.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 29, 2005